Del Toro Silver Corp. Enters into Agreement for the Prolific Discovery Day Gold Property

Carson City, Nevada – Del Toro Silver Corp. (OTCBB: DTOR) (“Del Toro” or the “Company”) is pleased to announce that it has entered into an agreement with Bowerman Holdings LLC to acquire up to 75% of the historic Discovery Day gold property in Siskiyou County, California, and to cooperate the claims.

The Discovery Day Gold Property is located near the town of Forks of Salmon, approximately 65 miles southwest of Yreka, California. The claim block consists of 48 unpatented BLM mining claims controlling the prolific Knownothing Mining District on more than 950 acres of USFS land. Historical records of the Knownothing district state the presence of high-grade gold ore deposits in at least 6 major, well-defined, quartz veins. Gold ore has been produced over a vertical distance of 1500 ft. Potential exists for 40 to 50 ore shoots per vein system (with ore grading 1+ opt Au and local high-grade pockets containing 10 to 30+ opt Au).

There are six existing historical mines on the property -the Discovery Day, Star Hansen, Gilta, Peggy, Jennette and Knownothing. Combined historical production from these mines was 60,430 ozs gold. The Gilta was the second largest producer and the Knownothing the seventh largest of the 33 reporting Salmon River mines. A mill report from a limited production period between September 5 through October 31, 1996 indicates over 2350 ounces of gold (worth $4M at a $1700 per ounce gold price) was produced from ore harvested from the “490” area of the Discovery Day mine.

Over $7M has been invested since the 1970s on development work at the property and the Discovery Day mine is turnkey and ready for production. The property is fully permitted for gold production with the USFS, with all environmental impact studies completed and reclamation bonds posted. All underground mining equipment, surface support equipment, and mine vehicles necessary for mining are on site and operational. The property also has a man camp capable of housing 20 workers and a fully functional 100 ton per day gravity concentration mill.

Under the November 18, 2011 Asset Sale and Joint Venture agreements with Bowerman Holdings LLC, Del Toro is, in addition to other compensation, required to spend $1,500,000 within 36 months for exploration, development and operation of the property as Del Toro’s earn in of its 60% equity. An additional 15% equity can be purchased by Del Toro for $300,000 per percentage point. A copy of this news release and both agreements will be posted on the company website (http://www.deltorosilver.com).

According to Del Toro president Greg Painter “We are excited about the opportunity to participate in the Discovery Day gold property, which demonstrates Del Toro's new strategy to acquire historical high grade, near term production properties with relatively low operating costs. The company plans to put the mine back into production and commence exploration efforts to better define the resources of the entire Knownothing district and its mines”.

For further information, please contact Greg Painter at 775-782-3999.

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the “SEC”) (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company’s filings with the SEC, such as the ability to obtain additional financing, the ability to manage growth, acquisitions of technology, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.